                                                                 EXHIBIT 10.60

                               SERVICES AGREEMENT

         This Agreement is made and entered into as of the 1st day of January, 1997, between Enron Corp., an OREGON corporation ("Enron"), and Enron Oil & Gas Company, a Delaware corporation ("EOG").

         For and in consideration of the mutual promises and conditions contained herein, the parties hereto agree as follows:

         1. In order to assist the continued and orderly conduct of certain corporate functions currently performed by Enron for the benefit of EOG, Enron agrees to provide and EOG agrees to purchase, subject to the terms and conditions set forth herein, certain corporate staff and support services (collectively, the "Services").

         2. This Agreement shall become effective and Enron shall make the Services available to EOG pursuant to the terms of this Agreement commencing on January 1, 1997, and shall continue thereafter for a period of 10 years (unless otherwise specified herein) and from year to year thereafter unless terminated upon written notice by either party 60 days prior to the anniversary date of this Agreement. IF ENRON'S STOCK OWNERSHIP IN EOG FALLS BELOW 35% OF THE ISSUED AND OUTSTANDING COMMON STOCK OF EOG HAVING THE RIGHT TO VOTE FOR DIRECTORS OF EOG, THEN EITHER PARTY SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE TO THE OTHER PARTY, SUCH TERMINATION TO BE EFFECTIVE AS OF THE DATE SET FORTH IN SUCH NOTICE; PROVIDED,

HOWEVER, THAT EOG SHALL HAVE THE RIGHT TO DELAY THE EFFECTIVE DATE OF ANY SUCH TERMINATION BY ENRON FOR A PERIOD OF UP TO ONE YEAR IN ORDER FOR EOG TO MAKE NECESSARY ARRANGEMENTS FOR THE SERVICES TO BE PROVIDED BY THIRD PARTIES BY SO NOTIFYING ENRON WITHIN 15 DAYS AFTER RECEIPT OF ENRON'S NOTICE OF TERMINATION.

         3. The parties understand and agree that the Services shall be substantially identical in nature and quality to the Services provided to EOG by Enron during the 12-month period prior to the effective date of this Agreement.

         4. EOG, as compensation for the performance of the Services, agrees to reimburse Enron for: (i) all expenses actually incurred by Enron and readily identifiable to EOG relating to corporate staff and support services provided by Enron hereunder ("Direct Charges"), as identified in Exhibit A attached hereto, which calculation shall be based on the cost incurred by Enron in providing such Services and charged to EOG, IN EACH INSTANCE, USING THE METHODOLOGY THAT MOST REASONABLY REFLECTS THE USE OF THE SPECIFIC SERVICE BY EOG AND ITS SUBSIDIARIES, ON THE ONE HAND, AND BY ENRON AND ITS OTHER SUBSIDIARIES OR AFFILIATED COMPANIES, ON THE OTHER HAND (excepting the calculation of charges for "Rent and LHI" as indicated in Exhibit A for any square footage occupied during the term hereof) , (ii) the actual cost of any goods or services purchased for EOG by Enron from third parties unaffiliated with Enron ("Operating Charges"), (iii) the actual cost or charge for outsourced services provided by any third party unaffiliated with Enron for EOG under an Enron or Enron affiliate agreement with such third party ("Outsourced Charges") and (iv) AN ALLOCATED PORTION OF ADMINISTRATIVE AND GENERAL EXPENSES INCURRED BY ENRON FOR CORPORATE STAFF AND SUPPORT SERVICES, COMPOSED OF THOSE SERVICES AS IDENTIFIED IN EXHIBIT B ATTACHED HERETO (EXCLUDING THOSE SERVICES ON EXHIBIT B FOR WHICH THE AMOUNT SHOWN UNDER THE HEADING "EOG" IS $0), AND FOR WHICH EOG DOES NOT RECEIVE DIRECT CHARGES ("ALLOCATED CHARGE"). THE ALLOCATED CHARGE PAYABLE BY EOG UNDER CLAUSE (IV) OF THE IMMEDIATELY PRECEDING SENTENCE WILL BE (I) THE PORTION OF THE EXPENSES REFERRED TO IN CLAUSE (IV) ALLOCATED TO EOG USING THE MODIFIED MASSACHUSETTS FORMULA, MINUS (II) $2,800,000 PER YEAR BEGINNING JANUARY 1, 1997; PROVIDED, HOWEVER, THAT THE ALLOCATED CHARGE DURING ANY YEAR SHALL NOT EXCEED THE ALLOCATED CHARGE CEILING (AS DEFINED BELOW). The $2,800,000 will be adjusted annually, in the same manner that the Allocated Charge Ceiling is adjusted below, based upon any change in the SEASONALLY ADJUSTED Consumer Price Index for all Urban Consumers as determined by the U.S. Department of Labor, Bureau of Labor Statistics (the "CPI-U").

    THE ALLOCATED CHARGE CEILING FOR THE YEAR 1997 SHALL BE $5,300,000. THE ALLOCATED CHARGE CEILING FOR EACH YEAR THEREAFTER SHALL BE ADJUSTED ANNUALLY, AS HEREINAFTER PROVIDED, FOR CHANGES IN THE CPI-U, AND ROUNDED TO THE NEAREST $100,000.

    FOR THE PURPOSE OF COMPUTING THE EFFECTS OF THE CPI-U CHANGE ON THE ALLOCATED CHARGE CEILING, THE PARTIES HERETO AGREE THAT THE BASE PERIOD FOR THE CPI-U IS "1982/84 EQUALS 100", AND THE CPI-U INDEX NUMBER FOR DECEMBER 31, 1996 IS 159.2. CPI-U ADJUSTMENTS TO THE ALLOCATED CHARGE CEILING SHALL BE MADE ANNUALLY, BASED UPON THE CPI-U INDEX NUMBER FOR THE MONTH OF DECEMBER FOR THE IMMEDIATELY PRECEDING YEAR (SUCH ADJUSTMENTS ARE TO BE EFFECTED UPON PUBLICATION OF THE CPI-U INDEX NUMBER FOR SUCH MONTH). IN THE EVENT THE BUREAU OF LABOR STATISTICS SHIFTS THE CPI-U REFERRED TO HEREIN FROM THE "1982/84 EQUALS 100" BASE PERIOD TO A DIFFERENT BASE PERIOD, EOG AND ENRON AGREE TO USE THE REBASING FACTORS PUBLISHED BY THE BUREAU OF LABOR STATISTICS FOR CONVERTING THE "1982/84 EQUALS 100" BASE PERIOD TO THE NEW APPLICABLE BASE. IN THE EVENT
(I) WITH RESPECT TO THE CPI-U, REBASING FACTORS ARE NOT PUBLISHED OR (II) THE CPI-U IS DISCONTINUED, A PROPER INDEX OR CLASSIFICATION WITH APPROPRIATE ADJUSTMENT FACTORS SHALL BE SUBSTITUTED BY WRITTEN AGREEMENT BETWEEN ENRON AND EOG.

    IF THE COMPENSATION FOR ANY SERVICE DOES NOT INCLUDE SALES, USE, EXCISE VALUE ADDED OR SIMILAR TAXES, AND IF ANY SUCH TAXES ARE IMPOSED ON THE SERVICES AFTER THE EFFECTIVE DATE OF THIS AGREEMENT, THEN SUCH TAXES SHALL BE PAID BY EOG.

    THE METHODOLOGIES USED FOR DETERMINING DIRECT CHARGES,

OPERATING CHARGES, OUTSOURCED CHARGES AND ALLOCATED CHARGES TO EOG WILL BE EVALUATED PERIODICALLY TO DETERMINE WHETHER MORE ACCURATE METHODOLOGIES MAY BE AVAILABLE FOR DETERMINING SUCH CHARGES THAN THOSE BEING USED ON THE EFFECTIVE DATE OF THIS AGREEMENT. CHANGES IN METHODOLOGIES WILL BE IMPLEMENTED ONLY AFTER BEING AGREED TO BY BOTH ENRON AND EOG.

         5. Enron shall invoice EOG by the 15th working day of each month for all Direct Charges, Operating Charges, Outsourced Charges and Allocated Charges, all with respect to the preceding month. All invoices shall reflect in reasonable detail a description of the Services performed during the preceding month, and shall be due and payable on the last day of the month of the invoice. In the event of default in payment by EOG, and if such payment is not made within thirty days after written notice is sent to EOG by certified mail to the address specified below, Enron may terminate this Agreement as to those Services which relate to the unpaid portion of the invoice by giving written notice of such election to EOG. In the event of a dispute as to the propriety of invoiced amounts, EOG shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify Enron of its dispute. Enron shall provide EOG with records relating to the disputed amount so as to enable the parties to resolve the dispute. So long as the parties are attempting in good faith to resolve the dispute, Enron shall not be entitled to terminate the Services related to and by reason of the disputed charge.

         6. Any input necessary for Enron or any third party to perform any Services shall be submitted by EOG in a manner consistent with the practices utilized during the period prior to the effective date of this Agreement, which manner shall not be altered except by mutual written agreement of the parties. Should EOG's failure to supply such input render Enron's or any third party's performance of any Services unreasonably difficult, Enron or any third party, upon reasonable notice, may refuse to perform such Services until such input is supplied.

         7. EOG acknowledges that the Services shall be provided only with respect to the business of EOG. EOG will not request performance of any Services for the benefit of any entity other than EOG and its subsidiaries or affiliates. EOG represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws and regulations and communications and common carrier tariffs, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions in existence on the effective date of this Agreement and furnished by Enron to EOG. Enron or any third party reserves the right to take all actions, including termination of any particular Services, that Enron or any third party reasonably believes to be necessary to assure compliance with applicable laws, regulations and tariffs.

         8. Enron will assign to EOG all user codes, passwords or numbers, or other control or identifying cards or numbers, necessary for Enron to perform the Services. EOG assumes full responsibility for selection and use of any such codes, passwords, cards or numbers that may be permitted or required in connection with the Services involved.

         9. The Services will be of the same nature and quality as those provided to EOG during the 12-month period prior to the effective date of this Agreement.

          ALL PRODUCTS OBTAINED FOR EOG ARE AS IS, WHERE IS, WITH ALL FAULTS. NEITHER ENRON, ANY ENRON AFFILIATE NOR ANY THIRD PARTY PERFORMING ANY SERVICES
HEREUNDER MAKE ANY WARRANTIES OR REPRESENTATIONS      WHATSOEVER, EXPRESS OR
IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR EOG.

          IN NO EVENT SHALL ENRON BE LIABLE TO EOG OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF ENRON OR ANY THIRD PARTY FAULT. TO THE EXTENT ANY THIRD PARTY HAS LIMITED ITS LIABILITY TO ENRON FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, EOG AGREES TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO EOG BY SUCH THIRD PARTY UNDER ENRON'S AGREEMENT.

          Enron shall have no obligation to perform the Services if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment or any other cause or circumstance beyond the control of Enron. Enron agrees that upon restoring service following any failure of any equipment necessary for Enron to provide any Services, Enron will allow EOG to have equal priority, in accordance with prior practice, with respect to access to the restored service. At its election, Enron may cause one or more of its subsidiaries (other than EOG) , affiliates or third party contractors to provide the services called for by this Agreement; however, such action shall not release Enron from its obligations under this Agreement.

         10. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

         11. This Agreement shall not be assignable by either of the parties hereto except by operation of law.

         12. This Agreement constitutes the entire agreement of the parties relating to the performance of the Services and all prior or contemporaneous written or oral agreements are merged herein. This Agreement may not be changed except by a writing signed by both parties. This Agreement shall be governed by the laws of the State of Texas.

         13. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by facsimile or telegram, as follows:

                               IF TO ENRON:

                               Enron Corp.
                               1400 Smith Street
                               P. 0. Box 1188
                               Houston, Texas 77251-1188
                               Attention: Senior Vice President,
                                          Chief Accounting and Information
                                          Officer
                               Facsimile No.: 713-853-3920


                               IF TO EOG:
                               Enron Oil & Gas Company
                               1400 Smith Street
                               P. 0. Box 4362
                               Houston, Texas 77210-4362
                               Attention:  Senior Vice President and
                                           Chief Financial Officer
                               Facsimile No.: 713-646-2113


Notice given by personal delivery or mail shall be effective upon actual receipt by the party to whom addressed. Notice given by facsimile or telegram shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.
Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date(s) noted below on their behalf by their duly authorized officers effective as of January 1, 1997.

                                     ENRON CORP.

                                       By: /s/ J. CLIFFORD BAXTER
                                          ------------------------------------
                                               J. Clifford Baxter,
                                               Senior Vice President,
                                               Corporate Development
                                       Date:   December 9, 1997


                                       ENRON OIL & GAS COMPANY


                                       By: /s/ FORREST E HOGLUND
                                          ------------------------------------
                                               Forrest E. Hoglund
                                               Chairman of the Board
                                               and Chief Executive Officer
                                       Date:   December 9, 1997

                                   EXHIBIT A


Major    Sub
Cat.     Cat.     RC#               Title                               Charge Basis
----------------------------------------------------------------------------------------------
PENSION, THRIFT & MEDICAL
                  2320              Savings Plan                        Head Count
            *     2321              Retirement Plan               Demographics (see note below)
                  2323              EE Life, AD&D Dep                   Head Count
                  2324              Long Term Disability                Head Count
            *     2325              Supp. Exec. Retirement Plan   Demographics (see note below)
                  2326              ESOP Admin. Fees                    Head Count
                  2338(2333)        Business Travel Insurance           Head Count
            *     2335              FAS 106                       Demographics (see note below)
                  2356              Adm. Fees For Met Life              Head Count
                  2330              HMO Premiums                        Head Count
                  2331              Drug Plan - Admin. Chgs.            Head Count
                  2337              Active Medical/Dental               Head Count

         *NOTE: The effective date for change in methodology for these items will be the later of January 1, 1996 or the beginning of the 22nd month prior to the date of the Equity Participation and Business Opportunity Agreement between EOG and Enron Corp.


COMPENSATION PLANS
                  2314              Restricted Stock                  Actual Participation
                  0028              Long-term Incentive Plan          Actual Participation
                  1148              Perf. Based Rest. Stock           Actual Participation

AVIATION
                  0781              Aviation Reservation Fee            Usage
                  0782              Aviation Usage                      Usage

BUILDING FACILITIES & SERVICES
         Building Rent & Related
                  0566              Construction Services               Usage
                  0580              Facility Planning                   Usage
                  0581              Facility Maintenance               EB Space
                  0629              Corporate Security                 EB Space
                  0666              Recycling                           Usage
                  0692              EPCO-Churn Relocation               Usage
                  0898              Office Relocation/Furniture        EB Space
                  1829              International Security              Usage
                  2234              Facilities Operatons               EB Space
                  2441              Building Utilities                 EB Space
                  2455              Building Rent and LHI        EB Space @ 13.50/sq. ft. up to
                                                                 170K sq. ft. Amounts over 170K
                                                                 will be negotiated separately.
         Parking Garage Svcs. and Transp. Subs.
                  0060              Service Garage                  Employee Election
                  2478              Parking                         Employee Election
                  2334              Transportation Subsidy          Employee Election
         Copy, Graphics & Audio Visual Services
                  0224              Forms Management                    Usage
                  0228              Copier Center                       Usage
                  0339              Artistic Services                   Usage
                  0703              Audio Visual Services               Usage
                  2255              Convenience Copiers                 Usage

                                   EXHIBIT A


Major    Sub
Cat.     Cat.     RC#               Title                               Charge Basis
--------------------------------------------------------------------------------------------

BUILDING FACILITIES & SERVICES(continued)
         Mail, Shipping & Receiving
                  0103              Shipping & Receiving                    Usage
                  0492              Mail Center                             Usage
         Records Related Costs
                  0215              Record Center Houston                   Usage
                  0489              Record & Info Management                Usage
         Real Estate Management
                  0075              EPCO Administration                     Usage
                  0508              Real Estate Management                  Usage
                  0752              EPCO Legal Services                     Usage
         Health & Employee Services
                  0647              Health & Employee Services            Headcount
                  0776              Manager - Wellness                    Headcount
                  2453              Cafeteria                             Headcount
                  2454              Body Shop                             Headcount
                  2460              Employee Recreation                   Headcount
                  2475              Coffee                                Headcount
                  2477              Corporate Special Events       Mgt. Comm. Member Head Count
         Telecommunications
                  0117              Enron Information Services         % of Total EIS Services
                  2357              Telecomm. Houston Operations            Usage
                  2358              Computer Services                       Usage
                  2359              Ardmore Center                          Usage

OUTSIDE PROFESSIONAL SERVICES
                  2349              Outside Auditing Fees               Per AA&Co.
                  0408              Contract Audit Services             Per AA&Co.

INSURANCE
                  2411              Insurance Premiums/Cost           Methodology representing
                                                                        basis for premiums

DATA PROCESSING COSTS
                                    EIS Charges                             Usage
                                    EDS Charges                             Usage
                                    Amortization of EDS Pre-paids       Historical Usage

HR & BENEFITS RELATED
                  0071              Alcohol/Drug Testing                    Usage
                  0208              Compensation & Benefits             Replaced by 2012
                  0319              Corporate Human Resources             Head Count
                  0246              Payroll                               Head Count
                  0649              Benefits Accounting                 Replaced by 2012
                  2012              EMI Management Fee                    Head Count
                  2242              Fair Employment                       Head Count

                                   EXHIBIT A


Major    Sub
Cat.     Cat.     RC#               Title                               Charge Basis
--------------------------------------------------------------------------------------------
RECRUITING, TRAINING & FAIR EMPLOYMENT PRACTICES
                  0658              Corp. Org. Development & Trng.        Head Count
                  1150              Corp HR Services                  Usage-moved from HR
                  1121              VP - Recruit, Trng. & FEP             Head Count

TREASURY, FINANCE & RISK MANAGEMENT
                                    Bank Fees                               Usage
                  0410              Risk Management                 Primarily % of Premiums
                  0451              Treasury                                Usage
                  0041              Corporate Finance                       Usage

TAX
                  0441              State Tax Group                         Usage
                  0564              Ad Valorem Tax Dept.                    Usage

LEGAL
                  0610              Corporate Secretary                     Usage
                  0611              Misc. MLP Expenses                      Usage
                  0854              Legal Litigation                        Usage
                  0860              Corporate Legal                         Usage
                  0861              Environmental Legal                     Usage
                  2416              Legal Library                      Attny. Head Count

INVESTOR RELATIONS
                  0405              Investor Relations                     Usage

EMPLOYEE MATCHING
                  2381              Corp. Contributions - Houston      Employee Elections

CORPORATE EVENTS
                  1274              Management Conference                 Attendees
                  1137              Enron Earth Day                       Headcount
                  1140              Volunteer Events                      Headcount
                  1284              Employee Picnic                       Headcount
                  2397              Employee Communications               Headcount

                                   EXHIBIT B



                                                                           Total           Enron
                                                       RC                   Net            Oil &
         Description*                                 Number              Expenses          Gas
--------------------------------                     -------            -----------       ----------
MMF %                                                                                          22.10%

Direct Cost In - Shared Services                                        $14,166,000       $3,130,686
Direct Cost In - Other                                                    2,783,457          615,144
Executive Consultants                                   89                2,000,000          442,000
Corporate Financial Planning                           137                1,008,000          222,768
Corporate Accounting & Reporting                       138                1,811,000          400,231
Competitive Analysis                                   150                  440,000                0
Sr. Vice President - Corporate Mkt. & Resources        302                1,117,000          246,857
Sr. Vice President - CIAAO                             303                  602,000          133,042
President and COO                                      304                1,800,000          397,800
Chief of Staff                                         305                  693,000          153,153
Corporate Affairs                                      307                  619,000          136,799
Executive Reception                                    308                  544,000          120,224
Political Action Committee                             309                   34,000            7,514
Workforce Diversity                                    315                  383,000           84,643
Investor Relations                                     405                1,663,000                0
Vice President - Tax                                   445                2,816,000                0
Corporate Development                                  460                  706,000          156,026
Vice President & Treasurer                             588                  473,000          104,533
Corporate Secretary                                    610                1,616,000                0
MLP Services                                           611                   60,000                0
Organizational Development & Testing                   658                        0                0
Government Affairs & Public Policy                     808                        0                0
Public Policy Analysis                                 848                  192,000                0
Corporate Legal                                        860                1,259,000                0
Federal Government Affairs                             866                1,283,000          283,543
State Government Affairs                               870                  913,000          201,773
Chairman and CEO                                       890                2,100,000          464,100
Corporate Advertising                                 1109                        0                0
Corporate Aircraft Usage                              2001                4,365,300          964,731
NQ Stock Plan                                         2315                        0                0
Exec Perqs                                            2317                        0                0
Employee Performance Awards                           2318                  150,000           33,150
Corporate Contributions - Houston                     2381                        0                0
Corporate Memberships                                 2396                  490,000          108,290
Employee Communications                               2397                  359,800           79,516
Corporate Communications                              2398                  684,600          151,297
Media Relations                                       2399                1,942,000          429,182
Executive Board Meeting Expenses                      2418                1,034,400          228,602
1997 EOG Service Agreement Reduction                                                      (2,800,000)
1997 EOG Service Agreement Cap Adjustment                                         0       (1,186,000)
                                                                        -----------       ----------
                  TOTAL                                                 $50,107,557       $5,309,604 **
                                                                        ===========       ==========

*   May vary as new costs centers are created.
** The calculated 1997 amount based on the 1/94 Enron/EOG Service agreement is $8.1mm.